August 24, 2012

Securities  exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control

RE American Depositary Shares evidenced
by One (1) American Depositary Receipts
representing Ten (10) Ordinary Shares of
Cementos Lima SA (Form F6 File No.
3386746)


Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name for Cementos Lima S.A.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate with revised name change for Cementos Lima S.A.

The Prospectus has been revised to reflect the new name, and has been overstampted with

Effective August 27, 2012 the Companys name changed to
Union Andia de Cementos S.A.A. (Unacem S.A.)


Please contact me with any questions or comments at 212 8152838

Michael Vexler
The Bank of New York Mellon  ADR Division
Encl.
CC Paul Dudek, Esq. (Office of International
Corporate Finance)





101 Barclay Street, New York NY 10286